As filed with the Securities and Exchange Commission on  November 9, 2023.

Registration Statement No. 333--266206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 9

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLARMAX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	4931	26-2028786
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3080 12th Street

Riverside, California 92507

(951) 300-0788

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Hsu, Chief Executive Officer

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

(951) 300-0788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher S. Levitsky P.C. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105-0302 Tel: (646) 895-7152 Cell: (917) 930-0991	Clayton E. Parker, Esq. K&L Gates LLP 201 South Biscayne Boulevard, Suite 2000 Miami, Florida 33131-2399 Tel: 305-539-3306 Cell: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SolarMax Technology, Inc. is filing this Amendment No. 9 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333- 266206 ) (the “Registration Statement”) as an exhibit-only filing to (i) include a currently dated consent of the auditors; (ii) to update Exhibit 21.1 [list of subsidiaries], and (iii) to include a revised form of underwriting agreement (Exhibit 1.1) and underwriter warrant (Exhibit 4.2). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

16. Exhibits and Financial Statement Schedules

Exhibit number	Description

1.1	Form of underwriting agreement[5]
3.1	Amended and Restated Articles of Incorporation, as amended.[1]
3.2	Certificate of Change[6]
3.3	Amended and Restated Bylaws.[1]
4.1	Form of common stock certificate[1]
4.2	Form of underwriter warrant [5]
5.1	Opinion of Ellenoff Grossman & Schole LLP as to the legality of the securities being registered [1]
5.2	Opinion of AllBright Law Office[1]
10.1	Channel agreement dated January 21, 2015 between Sunrun, Inc. and SolarMax Renewable Energy Provider, Inc.[1]
10.2	Employment agreement dated October 7, 2016 between the Company and David Hsu.1†
10.3	Employment agreement dated October 7, 2016 between the Company and Ching Liu.1†
10.4	Separation and Release Agreement dated October 1, 2020, by and between the Company and Ching Liu[1]
10.5	Form of restricted stock agreement.1†
10.6	2016 Long-term incentive plan. 1†
10.7	Loan agreement dated August 26, 2014, between Clean Energy Funding II, LP and SolarMax LED, Inc.[1]
10.8	Loan agreement dated January 3, 2012, between Clean Energy Funding, LP (“CEF”) and SolarMax Renewable Energy Provider, Inc. (“SREP”)[1]
10.9	[Deleted][7]
10.10	Lease dated September 1, 2016 between Fallow Field, LLC and the Company.[1]
10.11	Lease dated as of September 1, 2016 between Fallow Field, LLC and SolarMax LED, Inc. (U.S.A.).[1]

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10.12	Form of restricted stock exchange agreement for option[1]
10.13	Form of restricted stock exchange agreement for option and cash[1]
10.14	Form of extension agreement of payment due pursuant to exchange agreement[1]
10.15	Client Service Agreement dated October 14, 2019 between SolarMax Renewable Energy Provider, Inc. and Insperity PEO Services, L.P. and Client Service Agreement Terms & Conditions[1]
10.16	Client Service Agreement dated October 14, 2019 between SMX Capital, Inc. and Insperity PEO Services, L.P. and Client Service Agreement Terms & Conditions[1]
10.17	Client Service Agreement dated October 14, 2019 between SolarMax LED, Inc. and Insperity PEO Services, L.P. and Client Service Agreement Terms & Conditions[1]
10.18	Promissory note dated October 24, 2019 payable to SMX Property, LLC[1]
10.19	Form of exchange agreement among CEF, SREP, the issuer and the limited partners of CEF[1]
10.20	Form of 4% secured subordinated convertible note issued by the issuer and SREP to limited partners of CEF pursuant to the exchange agreement (Exhibit 10.71)[1]
10.21	Exchange agreement dated March 27, 2019 between and Company and David Hsu[1]
10.22	Exchange agreement dated March 27, 2019 between the Company and Ching Lui[1]
10.23	Letter agreement from David Hsu dated June 29, 2023 to extend the cash payment due on the exchange of shares of restricted stock[1]
10.24	Letter agreement from Ching Liu dated June 29, 2023 to extend the cash payment due on the exchange of shares of restricted stock[1]
10.25	Letter agreement with David Hsu dated June 29, 2023 relating to his deferred compensation.[1]
10.26	Lease agreement dated October 13, 2022 between the Company and 3080 12th Street, LLC.[1]
10.27	Promissory note dated October 10, 2022 issued by the Company to SMX Property, LLC. For $944,076.88.[1]
10.28	Promissory note dated October 10, 2022 issued by the Company to SMX Property, LLC. For $414,580.65.[1]
10.29	Letter agreement dated August 30, 2022 between the Company and Yue Lian Liang extending maturity date of note.[1]
10.30	Letter agreement dated January 17,2023 between the Company and David Hsu deferring payment of deferred compensation[1].
21.1	List of Subsidiaries.[5]
23.1	Consent of Marcum LLP[5]
23.2	Consent of Ellenoff Grossman & Schole, LLP (included as part of Exhibit 5.1 hereto)[1]
23.3	Consent of AllBright Law Offices (included as part of Exhibit 5.2)[1]
23.4	Consent of LCS & Partners[1]
24.1	Power of Attorney[4]
107	Filing Fee Table[1]

[1]	Previously filed.
[3]	Confidential information in this agreement has been omitted.
[4]	On signature page of initial filing.
[5]	Filed herewith.
[6]	Included with Exhibit 3.1.
[7]	This exhibit was deleted since the lease was terminated and replaced by Exhibit 10.26.
†	Compensatory plan or arrangement.

(b) Financial Statement Schedules. Financial statement schedules are omitted because the required information is not applicable, not required or included in the financial statements or the notes thereto included in the prospectus that forms a part of this registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Riverside, State of California, on  November 9, 2023.

SOLARMAX TECHNOLOGY, INC.

By:	/s/ David Hsu
David Hsu
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s. David Hsu*	Chief executive officer and director (principal executive officer)
David Hsu

/s/ Stephen Brown*	Chief financial officer (principal financial officer)
Stephen Brown

/s/ Simon Yuan*	Director
Simon Yuan

/s/ Jinxi Lin*	Director
Jinxi Lin

/s/ Wei Yuan Chen*	Director
Wei Yuan Chen

/s/ Wen-Chang (Stephen) Yang*	Director
Wen-Chang (Stephen) Yang

/s/ Lei Zhang*	Director
Lei Zhang

* By:/s/ David Hsu		November 9, 2023
David Hsu, Attorney-in-fact

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